Exhibit 99.1

FOR IMMEDIATE RELEASE

STORE Capital Announces Closing of $625 Million Securitization at 5.06%

Scottsdale, AZ – September 30, 2025 – STORE Capital LLC (“STORE”, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced that it completed the issuance of $625.0 million of long-term fixed-rate notes designated as STORE Master Funding Net-Lease Mortgage Notes, Series 2025-1 (the “Notes”). This is the fourteenth note issuance under STORE’s Master Funding debt program, its proprietary structured debt financing vehicle.

The Notes were issued in six classes in a private placement to premier institutional buyers. Notes aggregating $536.0 million were rated AAA by S&P Global Ratings (“S&P”) and include $107.2 million of 5-year Class A-1 notes issued at an interest rate of 4.76%, $268.0 million of 7-year Class A-2 notes issued at an interest rate of 4.98% and $160.8 million of 10-year Class A-3 notes issued at an interest rate of 5.19%. Notes aggregating $89.0 million were rated AA by S&P and include $17.8 million of 5-year Class A-4 notes issued at an interest rate of 4.95%, $44.5 million of 7-year Class A-5 notes issued at an interest rate of 5.17% and $26.7 million of 10-year Class A-6 notes issued at an interest rate of 5.39%. The weighted average interest rate of the Notes is 5.06%. The weighted average life of the Notes is 7.32 years. The net proceeds of the transaction will be used to fund growth.

“I am incredibly excited to announce the closing of our fourteenth and largest Master Funding transaction in STORE history. This offering saw significant oversubscription allowing for an upsize of the transaction from $450 million to $625 million. The strong demand resulted in a substantial reduction of the weighted average credit spread by 34 bps to 112 bps, as compared to our last issuance. In addition, for the first time, STORE offered 5-, 7- and 10- year notes providing for an optimized laddering of maturities while securing even longer-term financing. This was accomplished while maintaining a flat credit spread between 7- and 10- year issuances for both AAA and AA classes,” said Mary Fedewa, STORE Capital’s President and Chief Executive Officer. “I would like to thank all of our investors for their tremendous support. Further, the success of this issuance and the Master Funding program is a direct result of the dedication and discipline of the entire STORE team to our mission of providing long-term real estate financing solutions to middle market and larger companies.”

The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Notes may only be offered and sold in the United States in accordance with Rule 144A under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.

About STORE Capital

STORE Capital is an internally managed net-lease real estate investment trust, or REIT, that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, or “STORE Properties”, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest-growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 3,400 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 5, 2025, as updated by the Company’s subsequent periodic reports filed with the Securities and Exchange Commission.